Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that the Statement on Schedule 13G dated February 14, 2014 with respect to the shares of Common Stock of Five Prime Therapeutics, Inc., and any amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Dated:  February 14, 2014

BIOTECHNOLOGY VALUE FUND, L.P.

By:	BVF Partners L.P., its general partner

By:	BVF Inc., its general partner

By:	/s/ Mark N. Lampert
Mark N. Lampert
President

BIOTECHNOLOGY VALUE FUND II, L.P.		BVF PARTNERS L.P.

By:	BVF Partners L.P., its general partner	By:	BVF Inc., its general partner
By:	BVF Inc., its general partner
		By:	/s/ Mark N. Lampert
By:	/s/ Mark N. Lampert		Mark N. Lampert
	Mark N. Lampert		President
President

BVF INC.

INVESTMENT 10, L.L.C.		By:	/s/ Mark N. Lampert
Mark N. Lampert
By:	BVF Partners L.P., its investment manager		President

By:	BVF Inc., its general partner

By:	/s/ Mark N. Lampert
Mark N. Lampert
President

/s/ Mark N. Lampert
MARK N. LAMPERT